Exhibit 99.1

SiriusXM Reports Third Quarter 2014 Results

•	Revenue Increases 10% to a Record $1.1 Billion
•	Net Income of $136 Million, Up 117%
•	Adjusted EBITDA Climbed 29% to a Record $381 Million
•	Share Repurchases Total Nearly $2.1 Billion Year-to-Date
•	2014 Subscriber, Revenue and Free Cash Flow Guidance Raised

NEW YORK – October 28, 2014 – SiriusXM today reported its third quarter 2014 financial and operating results, including revenue of $1.057 billion, up 10% from $962 million in the third quarter of 2013. Net income was $136 million, or $0.02 per diluted share, in the third quarter of 2014, an increase of 117% from $63 million, or $0.01 per diluted share, in the third quarter of 2013.

Adjusted EBITDA climbed 29% to a record $381 million in the third quarter of 2014 from $296 million in the third quarter of 2013.

“We are very pleased with the performance of SiriusXM in the third quarter, and we are entering the fourth quarter with tremendous momentum. So far this year we have added nearly 1.2 million subscribers, grown our Adjusted EBITDA margin by more than five percentage points, and increased free cash flow by 32%,” said Jim Meyer, Chief Executive Officer, SiriusXM.

Additional third quarter 2014 financial and operating highlights:

•	Strong subscriber growth. Net subscriber additions in the third quarter were 432,817, bringing total subscribers up nearly 5% to 26.7 million. Self-pay net subscriber additions in the third quarter were 379,598, bringing the self-pay subscriber base up nearly 7% to 22.0 million. Total trials underway at the end of the third quarter of 2014 were approximately 7.4 million, the largest in SiriusXM’s history, up from approximately 6.9 million at the end of the third quarter of 2013.
•	Subscriber acquisition costs fall. Subscriber acquisition costs, per installation, fell 22% from $45 in the third quarter of 2013 to $35 in the third quarter of 2014.
•	Tight expense management. Adjusted cash operating expenses grew just 1.5% in the third quarter of 2014 to $677.6 million from $667.6 million in the third quarter of 2013.
•	Adjusted EBITDA margins reach new record high. Adjusted EBITDA as a percentage of revenue climbed approximately 530 basis points, from 30.7% in the third quarter of 2013 to 36.0% in the third quarter of 2014, which is the highest in the company’s history.
•	Free cash flow per share climbs. Following a 9% increase in free cash flow and a 5% reduction in weighted average diluted common shares outstanding, free cash flow per diluted share climbed 15% to 4.5 cents in the third quarter 2014 from 3.9 cents in the third quarter of 2013.

“Share repurchases in 2014 total almost $2.1 billion, 2.5 times the $825 million of free cash flow we generated in the first nine months of the year. With the company’s leverage at 3.4 times before the anticipated conversion of our 7% Exchangeable Notes in early December and over $1 billion of undrawn capacity under our revolving credit facility, we retain substantial balance sheet flexibility to continue our capital returns and to capitalize on strategic opportunities that may arise,” said David Frear, Chief Financial Officer, SiriusXM.

2014 GUIDANCE

SiriusXM also raised its 2014 revenue, free cash flow and total net subscriber additions guidance and reaffirmed its other financial and subscriber guidance:

•	Net self-pay subscriber additions of approximately 1.25 million,
•	Total net subscriber additions of approximately 1.5 million,
•	Revenue of approximately $4.150 billion,
•	Adjusted EBITDA of approximately $1.425 billion, and
•	Free cash flow of approximately $1.120 billion.

THIRD QUARTER 2014 RESULTS

SIRIUS XM HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands, except per share data)	2014	2013	2014	2013
Revenue:
Subscriber revenue	$902,514	$834,053	$2,632,110	$2,432,113
Advertising revenue	25,300	21,918	73,012	63,886
Equipment revenue	23,129	17,989	74,723	54,588
Other revenue	106,144	87,549	310,298	248,430
Total revenue	1,057,087	961,509	3,090,143	2,799,017
Operating expenses:
Cost of services:
Revenue share and royalties	204,307	162,627	599,939	467,017
Programming and content	74,920	72,322	219,360	217,313
Customer service and billing	93,013	76,322	274,174	237,006
Satellite and transmission	21,794	19,853	64,446	59,041
Cost of equipment	9,485	5,340	29,319	17,809
Subscriber acquisition costs	119,778	125,457	367,207	371,560
Sales and marketing	83,906	75,638	237,992	209,594
Engineering, design and development	16,136	13,007	47,677	42,901
General and administrative	75,170	67,881	223,995	184,613
Depreciation and amortization	64,550	58,533	200,021	192,966
Total operating expenses	763,059	676,980	2,264,130	1,999,820
Income from operations	294,028	284,529	826,013	799,197
Other income (expense):
Interest expense, net of amounts capitalized	(75,416)	(54,629)	(197,029)	(150,531)
Loss on extinguishment of debt and credit facilities, net	—	(107,971)	—	(124,348)
Interest and investment income	6,305	1,716	9,588	3,648
Loss on change in value of derivatives	—	—	(34,485)	—
Other income (loss)	297	407	(1,354)	909
Total other expense	(68,814)	(160,477)	(223,280)	(270,322)
Income before income taxes	225,214	124,052	602,733	528,875
Income tax expense	(89,044)	(61,158)	(252,614)	(216,857)
Net income	$136,170	$62,894	$350,119	$312,018
Foreign currency translation adjustment, net of tax	(58)	(11)	20	(292)
Total comprehensive income	$136,112	$62,883	$350,139	$311,726
Net income per common share:
Basic	$0.02	$0.01	$0.06	$0.05
Diluted	$0.02	$0.01	$0.06	$0.05
Weighted average common shares outstanding:
Basic	5,626,078	6,184,216	5,860,248	6,265,981
Diluted	5,974,047	6,287,353	6,208,569	6,446,082

SIRIUS XM HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of September 30,	As of December 31,
	2014	2013
(in thousands, except share and per share data)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$103,585	$134,805
Accounts receivable, net	102,646	103,937
Receivables from distributors	104,147	88,975
Inventory, net	24,350	13,863
Prepaid expenses	126,131	110,530
Related party current assets	4,006	9,145
Deferred tax asset	784,143	937,598
Other current assets	10,444	20,160
Total current assets	1,259,452	1,419,013
Property and equipment, net	1,522,635	1,594,574
Long-term restricted investments	5,922	5,718
Deferred financing fees, net	12,679	12,604
Intangible assets, net	2,658,476	2,700,062
Goodwill	2,205,107	2,204,553
Related party long-term assets	1,679	30,164
Long-term deferred tax asset	775,147	868,057
Other long-term assets	8,260	10,035
Total assets	$8,449,357	$8,844,780
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$552,412	$578,333
Accrued interest	75,984	42,085
Current portion of deferred revenue	1,612,388	1,586,611
Current portion of deferred credit on executory contracts	2,339	3,781
Current maturities of long-term debt	498,433	496,815
Current maturities of long-term related party debt	10,992	10,959
Related party current liabilities	3,268	20,320
Total current liabilities	2,755,816	2,738,904
Deferred revenue	148,474	149,026
Deferred credit on executory contracts	—	1,394
Long-term debt	4,259,646	3,093,821
Related party long-term liabilities	14,345	16,337
Other long-term liabilities	97,661	99,556
Total liabilities	7,275,942	6,099,038
Stockholders’ equity:
Preferred stock, undesignated, par value $0.001 (liquidation preference of $0.001 per share); 50,000,000 shares authorized and 0 shares issued and outstanding at September 30, 2014 and December 31, 2013	—	—
Common stock, par value $0.001; 9,000,000,000 shares authorized; 5,542,621,493 and 6,096,220,526 shares issued; 5,538,190,736 and 6,096,220,526 outstanding at September 30, 2014 and December 31, 2013, respectively	5,543	6,096
Accumulated other comprehensive loss, net of tax	(288)	(308)
Additional paid-in capital	6,767,781	8,674,129
Treasury stock, at cost; 4,430,757 and 0 shares of common stock at September 30, 2014 and December 31, 2013, respectively	(15,565)	—
Accumulated deficit	(5,584,056)	(5,934,175)
Total stockholders’ equity	1,173,415	2,745,742
Total liabilities and stockholders’ equity	$8,449,357	$8,844,780

SIRIUS XM HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Nine Months Ended September 30,
(in thousands)	2014	2013
Cash flows from operating activities:
Net income	$350,119	$312,018
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	200,021	192,966
Non-cash interest expense, net of amortization of premium	16,515	16,506
Provision for doubtful accounts	32,875	28,571
Amortization of deferred income related to equity method investment	(2,081)	(2,082)
Loss on extinguishment of debt and credit facilities, net	—	124,348
Gain on unconsolidated entity investments, net	(2,677)	(2,831)
Dividend received from unconsolidated entity investment	12,873	17,707
Loss on disposal of assets	217	128
Loss on change in value of derivatives	34,485	—
Share-based payment expense	57,832	49,774
Deferred income taxes	244,667	219,184
Other non-cash purchase price adjustments	(2,836)	(206,786)
Changes in operating assets and liabilities:
Accounts receivable	(31,584)	(25,207)
Receivables from distributors	(15,172)	23,606
Inventory	(10,487)	11,095
Related party assets	(995)	2,077
Prepaid expenses and other current assets	(16,319)	(6,665)
Other long-term assets	1,567	(363)
Accounts payable and accrued expenses	(36,861)	(58,680)
Accrued interest	33,899	19,964
Deferred revenue	25,225	34,530
Related party liabilities	(1,261)	(635)
Other long-term liabilities	(1,854)	(4,968)
Net cash provided by operating activities	888,168	744,257

Cash flows from investing activities:
Additions to property and equipment	(87,244)	(118,235)
Purchases of restricted and other investments	—	(1,719)
Acquisition of business, net of cash acquired	1,144	—
Return of capital from investment in unconsolidated entity	24,178	—
Net cash used in investing activities	(61,922)	(119,954)

Cash flows from financing activities:
Proceeds from exercise of stock options	331	21,819
Taxes paid in lieu of shares issued for stock-based compensation	(24,781)	(27,913)
Proceeds from long-term borrowings and revolving credit facility, net of costs	2,151,205	2,532,137
Payment of premiums on redemption of debt	—	(116,410)
Repayment of long-term borrowings and revolving credit facility	(993,772)	(1,085,737)
Repayment of related party long-term borrowings	—	(150,000)
Common stock repurchased and retired	(1,990,449)	(1,602,360)
Net cash used in financing activities	(857,466)	(428,464)
Net (decrease) increase in cash and cash equivalents	(31,220)	195,839
Cash and cash equivalents at beginning of period	134,805	520,945
Cash and cash equivalents at end of period	$103,585	$716,784

Key Operating Metrics

The following table contains our key operating metrics for the three and nine months ended September 30, 2014 and 2013, respectively. Subscribers to our connected vehicle services are not included in our subscriber count:

	Unaudited
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands, except subscriber, per subscriber and per installation amounts)	2014	2013	2014	2013
Self-pay subscribers	22,014,606	20,670,333	22,014,606	20,670,333
Paid promotional subscribers	4,719,792	4,911,733	4,719,792	4,911,733
Ending subscribers	26,734,398	25,582,066	26,734,398	25,582,066

Self-pay subscribers	379,598	372,597	932,789	1,100,059
Paid promotional subscribers	53,219	140,481	242,299	581,671
Net additions	432,817	513,078	1,175,088	1,681,730

Daily weighted average number of subscribers	26,487,969	25,267,241	26,035,178	24,646,938

Average self-pay monthly churn	1.9%	1.8%	1.9%	1.8%

New vehicle consumer conversion rate	41%	44%	42%	44%

ARPU	$12.47	$12.29	$12.34	$12.21
SAC, per installation	$35	$45	$34	$46
Customer service and billing expenses, per average subscriber	$1.07	$1.00	$1.07	$1.06
Free cash flow	$267,269	$245,262	$825,102	$624,303
Adjusted EBITDA	$381,251	$295,742	$1,086,469	$840,589

Glossary

Adjusted EBITDA - EBITDA is defined as net income before interest and investment income (loss); interest expense, net of amounts capitalized; income tax expense and depreciation and amortization. We adjust EBITDA to exclude the impact of other income and expense, loss on extinguishment of debt, loss on change in value of derivatives as well as certain other charges discussed below. This measure is one of the primary Non-GAAP financial measures on which we (i) evaluate the performance of our businesses, (ii) base our internal budgets and (iii) compensate management. Adjusted EBITDA is a Non-GAAP financial performance measure that excludes (if applicable): (i) certain adjustments as a result of the purchase price accounting for the merger of Sirius and XM, (ii) depreciation and amortization and (iii) share-based payment expense. The purchase price accounting adjustments include: (i) the elimination of deferred revenue associated with the investment in XM Canada, (ii) recognition of deferred subscriber revenues not recognized in purchase price accounting, and (iii) elimination of the benefit of deferred credits on executory contracts, which are primarily attributable to third party arrangements with an OEM and programming providers. We believe adjusted EBITDA is a useful measure of the underlying trend of our operating performance, which provides useful information about our business apart from the costs associated with our physical plant, capital structure and purchase price accounting. We believe investors find this Non-GAAP financial measure useful when analyzing our results and comparing our operating performance to the performance of other communications, entertainment and media companies. We believe investors use current and projected adjusted EBITDA to estimate our current and prospective enterprise value and to make investment decisions. Because we fund and build-out our satellite radio system through the periodic raising and expenditure of large amounts of capital, our results of operations reflect significant charges for depreciation expense. The exclusion of depreciation and amortization expense is useful given significant variation in depreciation and amortization expense that can result from the potential variations in estimated useful lives, all of which can vary widely across different industries or among companies within the same industry. We also believe the exclusion of share-based payment expense is useful given the significant variation in expense that can result from changes in the fair value as determined using the Black-Scholes-Merton model which varies based on assumptions used for the expected life, expected stock price volatility and risk-free interest rates.

Adjusted EBITDA has certain limitations in that it does not take into account the impact to our statements of comprehensive income of certain expenses, including share-based payment expense and certain purchase price accounting for the merger of Sirius and XM. We endeavor to compensate for the limitations of the Non-GAAP measure presented by also providing the comparable GAAP measure with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the Non-GAAP measure. Investors that wish to compare and evaluate our operating results after giving effect for these costs, should refer to net income as disclosed in our unaudited consolidated statements of comprehensive income. Since adjusted EBITDA is a Non-GAAP financial performance measure, our calculation of adjusted EBITDA may be susceptible to varying calculations; may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation, as a substitute for, or superior to measures of financial performance prepared in accordance with GAAP. The reconciliation of net income to the adjusted EBITDA is calculated as follows (in thousands):

	Unaudited
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013

Net income (GAAP):	$136,170	$62,894	$350,119	$312,018
Add back items excluded from Adjusted EBITDA:
Purchase price accounting adjustments:
Revenues	1,813	1,813	5,438	5,438
Operating expenses	(945)	(68,895)	(2,835)	(206,786)
Share-based payment expense (GAAP)	21,805	19,762	57,832	49,774
Depreciation and amortization (GAAP)	64,550	58,533	200,021	192,966
Interest expense, net of amounts capitalized (GAAP)	75,416	54,629	197,029	150,531
Loss on extinguishment of debt and credit facilities, net (GAAP)	—	107,971	—	124,348
Interest and investment income (GAAP)	(6,305)	(1,716)	(9,588)	(3,648)
Loss on change in value of derivatives (GAAP)	—	—	34,485	—
Other (income) loss (GAAP)	(297)	(407)	1,354	(909)
Income tax expense (GAAP)	89,044	61,158	252,614	216,857
Adjusted EBITDA	$381,251	$295,742	$1,086,469	$840,589

Adjusted Net Income - We define this Non-GAAP financial measure as our actual net income adjusted to exclude the impact of certain purchase price accounting adjustments and the loss on change in value of derivatives, net of income tax expense. The following table reconciles our actual income before income taxes to our adjusted net income for the three and nine months ended September 30, 2014 and 2013 (in thousands):

	Unaudited
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013

Income before income taxes (GAAP):	$225,214	$124,052	$602,733	$528,875
Add back items excluded from adjusted net income:
Purchase price accounting adjustments:
Revenues	1,813	1,813	5,438	5,438
Operating expenses	(945)	(68,895)	(2,835)	(206,786)
Loss on change in value of derivatives (GAAP)	—	—	34,485	—
Adjusted income before income taxes	$226,082	$56,970	$639,821	$327,527
Allocable income tax expense	(87,946)	(22,218)	(248,890)	(127,736)
Adjusted net income	$138,136	$34,752	$390,931	$199,791

Adjusted Revenues and Operating Expenses - We define this Non-GAAP financial measure as our actual revenues and operating expenses adjusted to exclude the impact of certain purchase price accounting adjustments from the merger of Sirius and XM and share-based payment expense. We use this Non-GAAP financial measure to manage our business, to set operational goals and as a basis for determining performance-based compensation for our employees. The following tables reconcile our actual revenues and operating expenses to our adjusted revenues and operating expenses for the three and nine months ended September 30, 2014 and 2013:

	Unaudited For the Three Months Ended September 30, 2014
(in thousands)	As Reported	Purchase Price Accounting Adjustments	Allocation of Share-based Payment Expense	Adjusted

Revenue:
Subscriber revenue	$902,514	$—	$—	$902,514
Advertising revenue	25,300	—	—	25,300
Equipment revenue	23,129	—	—	23,129
Other revenue	106,144	1,813	—	107,957
Total revenue	$1,057,087	$1,813	$—	$1,058,900
Operating expenses
Cost of services:
Revenue share and royalties	$204,307	$—	$—	$204,307
Programming and content	74,920	945	(2,434)	73,431
Customer service and billing	93,013	—	(868)	92,145
Satellite and transmission	21,794	—	(1,185)	20,609
Cost of equipment	9,485	—	—	9,485
Subscriber acquisition costs	119,778	—	—	119,778
Sales and marketing	83,906	—	(4,265)	79,641
Engineering, design and development	16,136	—	(2,559)	13,577
General and administrative	75,170	—	(10,494)	64,676
Depreciation and amortization (a)	64,550	—	—	64,550
Share-based payment expense	—	—	21,805	21,805
Total operating expenses	$763,059	$945	$—	$764,004

(a) Purchase price accounting adjustments included above exclude the incremental depreciation and amortization associated with the $785,000 stepped up basis in property, equipment and intangible assets as a result of the merger of Sirius and XM. The increased depreciation and amortization for the three months ended September 30, 2014 was $9,000.

	Unaudited For the Three Months Ended September 30, 2013
(in thousands)	As Reported	Purchase Price Accounting Adjustments	Allocation of Share-based Payment Expense	Adjusted

Revenue:
Subscriber revenue	$834,053	$—	$—	$834,053
Advertising revenue	21,918	—	—	21,918
Equipment revenue	17,989	—	—	17,989
Other revenue	87,549	1,813	—	89,362
Total revenue	$961,509	$1,813	$—	$963,322
Operating expenses
Cost of services:
Revenue share and royalties	$162,627	$41,942	$—	$204,569
Programming and content	72,322	2,008	(2,232)	72,098
Customer service and billing	76,322	—	(647)	75,675
Satellite and transmission	19,853	—	(1,076)	18,777
Cost of equipment	5,340	—	—	5,340
Subscriber acquisition costs	125,457	20,342	—	145,799
Sales and marketing	75,638	4,603	(3,871)	76,370
Engineering, design and development	13,007	—	(2,177)	10,830
General and administrative	67,881	—	(9,759)	58,122
Depreciation and amortization (a)	58,533	—	—	58,533
Share-based payment expense	—	—	19,762	19,762
Total operating expenses	$676,980	$68,895	$—	$745,875

(a) Purchase price accounting adjustments included above exclude the incremental depreciation and amortization associated with the $785,000 stepped up basis in property, equipment and intangible assets as a result of the merger of Sirius and XM. The increased depreciation and amortization for the three months ended September 30, 2013 was $12,000.

	Unaudited For the Nine Months Ended September 30, 2014
(in thousands)	As Reported	Purchase Price Accounting Adjustments	Allocation of Share-based Payment Expense	Adjusted

Revenue:
Subscriber revenue	$2,632,110	$—	$—	$2,632,110
Advertising revenue	73,012	—	—	73,012
Equipment revenue	74,723	—	—	74,723
Other revenue	310,298	5,438	—	315,736
Total revenue	$3,090,143	$5,438	$—	$3,095,581
Operating expenses
Cost of services:
Revenue share and royalties	$599,939	$—	$—	$599,939
Programming and content	219,360	2,835	(6,903)	215,292
Customer service and billing	274,174	—	(2,032)	272,142
Satellite and transmission	64,446	—	(3,087)	61,359
Cost of equipment	29,319	—	—	29,319
Subscriber acquisition costs	367,207	—	—	367,207
Sales and marketing	237,992	—	(11,238)	226,754
Engineering, design and development	47,677	—	(6,422)	41,255
General and administrative	223,995	—	(28,150)	195,845
Depreciation and amortization (a)	200,021	—	—	200,021
Share-based payment expense	—	—	57,832	57,832
Total operating expenses	$2,264,130	$2,835	$—	$2,266,965

(a) Purchase price accounting adjustments included above exclude the incremental depreciation and amortization associated with the $785,000 stepped up basis in property, equipment and intangible assets as a result of the merger of Sirius and XM. The increased depreciation and amortization for the nine months ended September 30, 2014 was $29,000.

	Unaudited For the Nine Months Ended September 30, 2013
(in thousands)	As Reported	Purchase Price Accounting Adjustments	Allocation of Share-based Payment Expense	Adjusted

Revenue:
Subscriber revenue	$2,432,113	$—	$—	$2,432,113
Advertising revenue	63,886	—	—	63,886
Equipment revenue	54,588	—	—	54,588
Other revenue	248,430	5,438	—	253,868
Total revenue	$2,799,017	$5,438	$—	$2,804,455
Operating expenses
Cost of services:
Revenue share and royalties	$467,017	$122,534	$—	$589,551
Programming and content	217,313	6,965	(5,513)	218,765
Customer service and billing	237,006	—	(1,628)	235,378
Satellite and transmission	59,041	—	(2,753)	56,288
Cost of equipment	17,809	—	—	17,809
Subscriber acquisition costs	371,560	64,365	—	435,925
Sales and marketing	209,594	12,922	(10,114)	212,402
Engineering, design and development	42,901	—	(5,458)	37,443
General and administrative	184,613	—	(24,308)	160,305
Depreciation and amortization (a)	192,966	—	—	192,966
Share-based payment expense	—	—	49,774	49,774
Total operating expenses	$1,999,820	$206,786	$—	$2,206,606

(a) Purchase price accounting adjustments included above exclude the incremental depreciation and amortization associated with the $785,000 stepped up basis in property, equipment and intangible assets as a result of the merger of Sirius and XM. The increased depreciation and amortization for the nine months ended September 30, 2013 was $37,000.

Adjusted Cash Operating Expenses - We define this Non-GAAP financial measure as our actual operating expenses adjusted to exclude the impact of certain purchase price accounting adjustments from the merger of Sirius and XM, depreciation and amortization expense, and share-based payment expense. The following table reconciles our actual operating expenses to our adjusted cash operating expenses for the three and nine months ended September 30, 2014 and 2013:

	Unaudited
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013

Operating expenses (GAAP):	$763,059	$676,980	$2,264,130	$1,999,820
Items excluded from adjusted cash operating expenses:
Purchase price accounting adjustments	945	68,895	2,835	206,786
Share-based payment expense (GAAP)	(21,805)	(19,762)	(57,832)	(49,774)
Depreciation and amortization (GAAP)	(64,550)	(58,533)	(200,021)	(192,966)
Adjusted cash operating expenses	$677,649	$667,580	$2,009,112	$1,963,866

ARPU - is derived from total earned subscriber revenue, advertising revenue and other subscription-related revenue, excluding revenue associated with our connected vehicle business, net of purchase price accounting adjustments, divided by the number of months in the period, divided by the daily weighted average number of subscribers for the period. Other subscription-related revenue includes the U.S. Music Royalty Fee. ARPU is calculated as follows (in thousands, except for subscriber and per subscriber amounts):

	Unaudited
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
Subscriber revenue, excluding connected vehicle (GAAP)	$880,093	$834,053	$2,568,742	$2,432,113
Add: advertising revenue (GAAP)	25,300	21,918	73,012	63,886
Add: other subscription-related revenue (GAAP)	85,380	75,999	249,138	211,784
	$990,773	$931,970	$2,890,892	$2,707,783

Daily weighted average number of subscribers	26,487,969	25,267,241	26,035,178	24,646,938

ARPU	$12.47	$12.29	$12.34	$12.21

Average self-pay monthly churn - is defined as the monthly average of self-pay deactivations for the period divided by the average number of self-pay subscribers for the period.

Customer service and billing expenses, per average subscriber - is derived from total customer service and billing expenses, excluding connected vehicle customer service and billing expenses and share-based payment expense, divided by the number of months in the period, divided by the daily weighted average number of subscribers for the period. We believe the exclusion of share-based payment expense in our calculation of customer service and billing expenses, per average subscriber, is useful given the significant variation in expense that can result from changes in the fair market value of our common stock, the effect of which is unrelated to the operational conditions that give rise to variations in the components of our customer service and billing expenses. Customer service and billing expenses, per average subscriber, is calculated as follows (in thousands, except for subscriber and per subscriber amounts):

	Unaudited
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
Customer service and billing expenses, excluding connected vehicle (GAAP)	$85,868	$76,322	$252,677	$237,006
Less: share-based payment expense (GAAP)	(868)	(647)	(2,032)	(1,628)
	$85,000	$75,675	$250,645	$235,378

Daily weighted average number of subscribers	26,487,969	25,267,241	26,035,178	24,646,938

Customer service and billing expenses, per average subscriber	$1.07	$1.00	$1.07	$1.06

Free cash flow - is derived from cash flow provided by operating activities, capital expenditures and restricted and other investment activity. The calculation for free cash flow and free cash flow per diluted share are as follows (in thousands, except per share data):

	Unaudited
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
Cash Flow information
Net cash provided by operating activities	$296,096	$302,236	$888,168	$744,257
Net cash used in investing activities	$(28,827)	$(56,974)	$(61,922)	$(119,954)
Net cash used in financing activities	$(333,664)	$(180,247)	$(857,466)	$(428,464)
Free Cash Flow
Net cash provided by operating activities	$296,096	$302,236	$888,168	$744,257
Additions to property and equipment	(28,827)	(55,255)	(87,244)	(118,235)
Purchases of restricted and other investments	—	(1,719)	—	(1,719)
Return of capital from investment in unconsolidated entity	—	—	24,178	—
Free cash flow	$267,269	$245,262	$825,102	$624,303

Diluted weighted average common shares outstanding	5,974,047	6,287,353	6,208,569	6,446,082

Free cash flow per diluted share	$0.04	$0.04	$0.13	$0.10

New vehicle consumer conversion rate - is defined as the percentage of owners and lessees of new vehicles that receive our satellite radio service and convert to become self-paying subscribers after the initial promotion period. At the time satellite radio enabled vehicles are sold or leased, the owners or lessees generally receive trial subscriptions ranging from three to twelve months. We measure conversion rate three months after the period in which the trial service ends. The metric excludes rental and fleet vehicles.

Subscriber acquisition cost, per installation - or SAC, per installation, is derived from subscriber acquisition costs and margins from the sale of radios and accessories, excluding purchase price accounting adjustments, divided by the number of satellite radio installations in new vehicles and shipments of aftermarket radios for the period. Purchase price accounting adjustments associated with the merger of Sirius and XM include the elimination of the benefit of amortization of deferred credits on executory contracts recognized at the merger date attributable to an OEM. SAC, per installation, is calculated as follows (in thousands, except for installation amounts):

	Unaudited
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
Subscriber acquisition costs (GAAP)	$119,778	$125,457	$367,207	$371,560
Less: margin from direct sales of radios and accessories (GAAP)	(13,644)	(12,649)	(45,404)	(36,779)
Add: purchase price accounting adjustments	—	20,342	—	64,365
	$106,134	$133,150	$321,803	$399,146

Installations	3,038,041	2,973,681	9,396,115	8,657,841

SAC, per installation	$35	$45	$34	$46

###

About SiriusXM

Sirius XM Holdings Inc. (NASDAQ: SIRI) is the world’s largest radio broadcaster measured by revenue and has 26.7 million subscribers. SiriusXM creates and broadcasts commercial-free music; premier sports talk and live events; comedy; news; exclusive talk and entertainment; and the most comprehensive Latin music, sports and talk programming in radio. SiriusXM is available in vehicles from every major car company in the U.S. and from retailers nationwide as well as at shop.siriusxm.com. SiriusXM programming is available through the SiriusXM Internet Radio App for smartphones and other connected devices as well as online at siriusxm.com. SiriusXM also provides premium traffic, weather, data and information services for subscribers in cars, trucks, RVs, boats and aircraft through SiriusXM Traffic™, SiriusXM Travel Link, NavTraffic®, NavWeather™, SiriusXM Aviation, SiriusXM Marine™, Sirius Marine Weather, XMWX Aviation™, and XMWX Marine™. SiriusXM holds a minority interest in SiriusXM Canada which has more than 2 million subscribers.

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This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning.  Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control.  Actual results may differ materially from the results anticipated in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:  our competitive position versus other radio and audio entertainment providers; our ability to attract and retain subscribers, which is uncertain; our dependence upon the auto industry; general economic conditions; failure of our satellites, which, in most cases, are not insured; the interruption or failure of our information and communications systems; the security of the personal information about our customers; royalties we pay for music rights, which increase over time; the unfavorable outcome of pending or future litigation; our failure to realize benefits of acquisitions; rapid technological and industry change; failure of third parties to perform; changes in consumer protection laws and their enforcement; failure to comply with FCC requirements and other government regulations; and our indebtedness.  Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our Annual Report on Form 10-K for the year ended December 31, 2013, which is filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet site (http://www.sec.gov).  The information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.

E-SIRI

Contact Information for Investors and Financial Media:

Investors:

Hooper Stevens

212 901 6718

hooper.stevens@siriusxm.com

Media:

Patrick Reilly

212 901 6646

patrick.reilly@siriusxm.com